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                                  Exhibit 10.3




                               EXCHANGE AGREEMENT



     This Exchange Agreement ("Agreement") is made as of December 17, 1996, by and among Euronet Services Inc., a Delaware corporation (the "Holding Company"), Euronet Holding N.V., a company limited by shares incorporated under the laws of the Netherlands Antilles ("Euronet N.V."), and the stockholders and optionholders of Euronet N.V. listed on Exhibits A and B hereto, respectively (collectively, the "Stockholders" or "Optionholders" as the context dictates).

                                    RECITALS

     WHEREAS, the Stockholders are all of the stockholders in Euronet N.V. and will, as of the Effective Time (as hereinafter defined), each hold the number of shares of common stock of Euronet N.V. indicated on Exhibit A;

     WHEREAS, the Stockholders and Euronet N.V. are parties to (i) a certain Shareholders Agreement dated as of February 15, 1996 relating to the formation of Euronet N.V., as amended by a First Amendment to Shareholders Agreement dated as of October 14, 1996 (the "First Amendment") which confirmed, among other things, the obligation of Euronet N.V. to issue certain "Milestone Awards" of stock (as defined therein) in the event a public offering of the shares of Euronet N.V. occurred and (ii) a Registration Rights Agreement dated as of March 13, 1996 (the "Registration Rights Agreement") relating to registration of stock of Euronet N.V.;

     WHEREAS, the Optionholders listed on Exhibit B are all of the holders of options to purchase shares of Euronet N.V., except certain optionholders whose options are conditional upon the occurrence of a public offering of the shares of Euronet N.V.;

     WHEREAS, the Holding Company deems it in its best interest to acquire all the shares of outstanding stock (the "Euronet Stock") of Euronet N.V. in exchange for shares of common stock, par value $.01 per share, of the Holding Company ("HC Common Stock");

     WHEREAS, the Stockholders own and have the right to transfer and exchange all of the Euronet Stock and desire to transfer and exchange such Euronet Stock for HC Common Stock; and

     WHEREAS, the Holding Company deems it in its best interest to grant the Optionholders options to acquire shares of HC Common Stock (the "HC Options") in exchange for all of the Optionholders' outstanding options to acquire Euronet Stock (the "Euronet Options"); and

     WHEREAS, the Optionholders own and have the right to transfer and exchange all of the outstanding Euronet Options and desire to transfer and exchange all such Euronet Options for HC Options.






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     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     Section 1. Effective Time of Transactions. The transactions contemplated in this Agreement shall be conditional upon the fulfillment of the following conditions: (i) a certain Underwriting Agreement (the "Underwriting Agreement") among the Holding Company, certain Stockholders, Barings Brothers Limited (as lead manager -- "Barings") the underwriters named therein in connection with a public offering of common stock of the Holding Company on the Nasdaq national market (the "Offering") of the HC Common Stock shall have been executed by the Holding Company and Barings, and (ii) the Option Closing, as defined under a certain Option Exercise Agreement executed as of the date of this Agreement, shall have occurred. The transactions provided herein shall be effective as of the time (the "Effective Time") of fulfillment of the last of these two conditions. In the event that such conditions are not fulfilled on or before May 31, 1997, this Agreement shall terminate and shall be of no further force and effect.

     Section 2.  Exchange of Stock and Obligation to Issue Milestone Awards.

     a) Exchange of Stock. Subject to the terms and conditions hereof, as of the Effective Time, (i) each Stockholder shall transfer to the Holding Company Euronet Stock as set forth on Exhibit A, solely in exchange for HC Common Stock, and (ii) the Holding Company shall transfer to each Stockholder HC Common Stock, also as set forth on Exhibit A, solely in exchange for Euronet Stock. As provided on Exhibit A, each Stockholder shall exchange one share of Euronet Stock for one share of HC Common Stock.

     b) Milestone Awards of Stock. Subject to the terms and conditions hereof, as of the Effective Time, the Holding Company shall issue to each Stockholder listed on Exhibit C the number of its shares set forth on Exhibit C. Such issuance of stock is acknowledged by the Parties to constitute an assumption by the Holding Company of the obligation of Euronet N.V. under the Shareholders Agreement (as amended by the First Amendment) to issue Milestone Awards.

     Section 3. Exchange of Options. Subject to the terms and conditions hereof, as of the Effective Time, (i) each Optionholder shall transfer to the Holding Company all of its Euronet Options, solely in exchange for HC Options, and shall release Euronet N.V. from any and all obligations under the Euronet Options; and (ii) the Holding Company shall grant to each Optionholder HC Options, in the same amount as the options transferred. Each Optionholder shall exchange an option to acquire one share of Euronet Stock for an option to acquire one share of HC Common Stock. The Holding Company has, as of the Effective Time, adopted a Euronet Long Term Incentive Stock Option Plan that is substantially the same (subject only to revisions deemed necessary in contemplation of the Offering) as the Euronet Long Term Incentive Plan adopted by Euronet N.V. The Holding Company and the Optionholders acknowledge that the HC Options are granted on the same terms and conditions (including, without limitation, as to vesting) as the Euronet Options, subject only to the revisions referred to in the previous sentence, and adjustments in the number of shares subject to such options and the Option Price to take into account a seven-for-one split of stock of Euronet N.V. which shall take place after the date hereof. Stock Option Agreements substantially in the form of those applicable to the Euronet Options shall be entered into on or before the Effective Time with respect to the HC Options.



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     Section 4. Termination of Shareholders Agreement, Assumptions of
Registration Rights Agreement. As of the Effective Time, (i) the Shareholders Agreement (as amended) shall be terminated and (ii) Euronet shall assign to the Holding Company all rights and obligations under Registration Rights Agreement. The Holding Company accepts and assumes all of Euronet N.V.'s obligations therein as applicable to HC Common Stock.

     Section 5. Representations and Warranties By the Stockholders and Optionholders. The Stockholders and Optionholders severally represent and warrant to the Holding Company as follows:

     (a) Validity of Agreement. This Agreement constitutes the valid and binding obligation of the Stockholders and Optionholders, enforceable in accordance with its terms.

     (b) Title to and Transfer of Euronet Stock. The Stockholders own all the outstanding Euronet Stock beneficially and of record, free and clear of all liens, restrictions, encumbrances, charges and adverse claims. The Stockholders have the full power, capacity and authority to sell, assign, transfer and deliver the Euronet Stock to the Holding Company hereunder and such transfer vests in the Holding Company good and marketable title to such Euronet Stock, free and clear of all liens, restrictions, encumbrances, charges and adverse claims.

     (c) Transfer of Euronet Options. The Optionholders own all the outstanding Euronet Options free and clear of all liens, restrictions, encumbrances, charges and adverse claims. The Optionholders have the full power, capacity and authority to sell, assign, transfer and deliver the Euronet Options to the Holding Company hereunder and such transfer vests in the Holding Company good and marketable title to such Euronet Options, free and clear of all liens, restrictions, encumbrances, charges and adverse claims.

     Section 5. Representations and Warranties by the Holding Company. The Holding Company represents and warrants to the Stockholders and Optionholders individually as follows:

     (a) Corporate. The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its property and carry on its business as and where it is now conducting business.

     (b) Validity of Agreement. This Agreement constitutes the valid and binding obligation of the Holding Company, enforceable in accordance with its terms.

     (c) Capital Structure. The Holding Company's authorized capital stock consists of 30,000,000 shares of HC Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

     (d) Corporate Authority. The execution and delivery of this Agreement, and the issuance of HC Common Stock and HC Options required to be delivered hereunder, have been duly authorized by all necessary corporate action and neither the




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execution nor delivery of this Agreement nor the issuance of the HC Common Stock and HC Options nor the performance, observance and compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the certificate of incorporation or bylaws of the Holding Company or any indenture, agreement or other instrument to which the Holding Company is a party, or by which the Holding Company is bound or by which any of its property is bound.

     (e) Stock Nonassessable. The HC Common Stock issued hereunder is validly issued, fully-paid and nonassessable.

     Section 7. Miscellaneous.

     (a) Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions pertaining to conflicts of laws.

     (b) Assignability. This Agreement shall not be assignable by any of the parties hereto without prior written consent of all of the other parties.

     (c) Headings not part of Agreement. All paragraph headings preceding the text herein are inserted solely for convenience of reference and shall not constitute a part of this Agreement.

     (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

     (e) Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto, there being no terms, conditions, warranties, or representations other than those contained herein. No amendments hereto shall be valid unless made in writing and executed by the parties hereto.

     (f) Benefit. This Agreement and all covenants and conditions contained herein, shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the Stockholders and Optionholders and upon the successors and assigns of the Holding Company.





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     IN WITNESS WHEREOF, the Stockholders, Optionholders and Euronet Service
Inc. have duly executed this Agreement as of the date above written.


EURONET SERVICES INC.



_________________________________
Michael J. Brown
Chief Executive Officer


STOCKHOLDERS:

ADVENT PRIVATE EQUITY FUND -           ADVENT PARTNERS L.P.
CENTRAL EUROPE L.P.



___________________________________    ____________________________________
Janet S. Hennessy, Vice-President,     Janet S. Hennessy, Vice-President,
Advent International Corp. for Advent  Advent International Corp. for
Central Europe Management L.P. as      Advent Central Europe Management L.P.
General Partner                        as General Partner


HUNGARIAN PRIVATE EQUITY FUND L.P.     POLAND PARTNERS, L.P.



___________________________________    ____________________________________
Janet S.Hennessy, Vice-President,      Steven J. Buckley, President,
Advent International Corp. for Advent  C.E.O. & P.P.M.C., Poland Partners
Central Europe Management L.P. as      Management Co. for Poland Partners
General Partner                        Management L.P as General Partner


THE POLAND INVESTMENT FUND L.P.        THE HUNGARIAN-AMERICAN ENTERPRISE FUND



___________________________________    ____________________________________
Neil M. Milne, Director, Copernicus    Eriberto R. Scocimara, President
Ventures Limited as General Partner


EUROVENTURES HUNGARY B.V.              DST SYSTEMS, INC.



___________________________________    ____________________________________
Andras Geszti, by proxy                Thomas A. McDonnell,
                                       President and CEO




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



_________________________________      ________________________________
Michael J. Brown                       Larry Maddox



_________________________________      ________________________________
Mark Callegari                         Lawrence Schwartz


_________________________________      ________________________________
Michael J. Brown, by proxy for         Michael J. Brown, by proxy for
Anthony J. Brown                       Gregory M. Brown



_________________________________      ________________________________
Michael J. Brown, by proxy for         Michael J. Brown, by proxy for
Maria Danica Panaga                    Stephanie C. Brown



_________________________________      ________________________________
Mark Callegari, by proxy for           Mark Callegari, by proxy for
Matthew R. Callegari                   Courtney A. Callegari



OPTIONHOLDERS:



_________________________________      ________________________________
Michael J. Brown                       Daniel R. Henry



_________________________________      ________________________________
Dennis Depenbusch                      Istvan Alpek



_________________________________      ________________________________
Peter L. Nagy                          Bruce Colwill



_________________________________      ________________________________
Antal (Tony) Balogh                    Peter Sipos



_________________________________      ________________________________
Andrea Cserep                          Gabriella Temesi



_________________________________      ________________________________
Eva Judak                              George Tomoso







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


_________________________________      ________________________________
Krisztina Tomoso                       Nancy Niehoff



_________________________________      ________________________________
Viktor Zala                            Matthew Lanford



_________________________________      ________________________________
Krzysztof Kulig                        Johannes Seeger



_________________________________      ________________________________
Mihaly Kupa                            Joanna Zaczek



______________________________
Andrzej Olechowski





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

                                          EXHIBIT C



      DST Systems, Inc.                                        258,300

      Euroventures Hungary B.V.                                180,810

      Mr. Callegari                                             51,597

      Mr. Maddox                                                25,802

      Mr. Schwartz                                              12,901

      Hungarian-American Enterprise Fund                       271,110





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
                                          EXHIBIT B

Michael J. Brown

Daniel R. Henry

Dennis H. Depenbusch

Istvan Alpek

Peter L. Nagy

Bruce S. Colwill

Antal (Tony) Balogh

Andrea Cserep

Eva Judak

Gabor Ozvald

Peter Sipos

Gabriella Temesi

George Tomoso

Krisztina Tomoso

Viktor Zala

Krzysztof Kulig

Nancy Niehoff

Matthew Lanford

Johannes Seeger

Mihaly Kupa

Andrzej Olechowski

Joanna Zaczek





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